Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

MAGMA DESIGN AUTOMATION, INC.

OFFER TO EXCHANGE

8.0% CONVERTIBLE SENIOR NOTES DUE 2014

FOR UP TO $49,939,000 OF OUR

2.0% CONVERTIBLE SENIOR NOTES DUE MAY 15, 2010

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used by registered holders of outstanding 2.0% Convertible Senior Notes due May 15, 2010 (the “Existing Notes”) of Magma Design Automation, Inc. (the “Issuer”) who wish to tender their Existing Notes in exchange for newly issued 8.0% Convertible Senior Notes due 2014 (the “Exchange Notes”) of the Issuer, which will be registered under the Securities Act of 1933, as amended, pursuant to the terms and conditions of the exchange offer described in the preliminary prospectus included in the registration statement filed by the Issuer on July 27, 2009, and any amendments or supplements thereto (the “Prospectus”), if the holder’s Existing Notes are not immediately available or if such holder cannot deliver its Existing Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on August 24, 2009, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). This Notice of Guaranteed Delivery or one substantially equivalent hereto may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

Facsimile Transmission:

(for eligible institutions only):

(651) 495-8158

To Confirm by Telephone:

(651) 495-3511

By Hand and Overnight Delivery or Certified Mail:

U.S. Bank National Association

West Side Flats Operations Center

60 Livingston Avenue

St. Paul, MN 55107

Attn: Rachel Muehlbauer

Magma Design Automation, Inc.

2.0% Convertible Senior Notes due May 15, 2010

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer the principal amount of Existing Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF EXISTING NOTES TENDERED
Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Existing Notes (Please print)	Certificate Number(s) for Existing Notes Tendered	Principal Amount of Existing Notes Tendered

PLEASE SIGN HERE

X	X

X	X

X	X
Signature(s) of Holder(s)	Date

Must be signed by the holder(s) of Existing Notes exactly as their name(s) appear(s) on certificates for Existing Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name:

Capacity:

Address(es):

☐ The Depository Trust Company (Check if Existing Notes will be tendered by book-entry transfer) Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)	(Please type or print)

Date:
(Area Code and Telephone No.)

NOTE:	DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. EXISTING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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